Exhibit 10.8

Extension of Richard A. Nathan Employment Agreement

IT IS HEREBY AGREED by and between the undersigned that the Employment Agreement between Richard A. Nathan and KeyStone Solutions, Inc., is hereby extended to December 31, 2017.

IT IS FURTHER AGREED that either party can terminate the agreement in accordance with the original terms set forth in the Employment Agreement, dated April 22, 2016.

IT IS FURTHER AGREED that all of the terms and conditions in the agreement dated April 22, 2016 remain in full force and effect during the term of this extension.

IN WITNESS WHEREOF, the parties have executed this Extension of the Employment Agreement as of April 12, 2017.

KeyStone Solutions, Inc.

By: James McCarthy, Chairman

EXECUTIVE:

By: Richard A. Nathan